UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 15, 2019
COMSTOCK MINING INC.
(Exact Name of Registrant as Specified in its Charter)

Nevada (State or Other Jurisdiction of Incorporation)	001-35200 (Commission File Number)	65-0955118 (I.R.S. Employer Identification Number)
1200 American Flat Road, Virginia City, Nevada 89440
(Address of Principal Executive Offices, including Zip Code)

Registrant’s Telephone Number, including Area Code: (775) 847-5272

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company      ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      ☐

Item 8.01 Other Events.

On May 15, 2019, Comstock Mining Inc. (the “Company”) announced that the Third Judicial District Court of the State of Nevada ruled in favor of the Company and Lyon County on the one remaining Due Process rights claim associated with the Lyon County Board of Commissioners Master Plan amendment and zone change associated with certain mineralized properties within the Company's Dayton Resource Area, just south of the Company's Lucerne properties and near Silver City, Nevada.

The District Court found that the Comstock Residents Association (the “CRA”), having been afforded the full opportunity to conduct any and all discovery, failed to establish that the Lyon County Board of Commissioners had denied the organization its due process rights and reaffirmed prior favorable rulings.

The District Court's ruling concludes that the Lyon County Board of Commissioners satisfied constitutional due process requirements and that the Commissioners were entitled to vote on the applications filed by the Company, properly voted to approve the Company's requested Master Plan and zoning changes, denying the CRA's claims and reaffirming the propriety of the land use changes.

Item 9.01 Financial Statements and Exhibits.

d) Exhibits.

99.1	Press release

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

COMSTOCK MINING INC.
Date: May 16, 2019	By:	/s/ Corrado De Gasperis
Name: Corrado De Gasperis Title: Executive Chairman, President and Chief Executive Officer

EXHIBIT INDEX

99.1	Press release